Contacts:
Thad Trent
EVP Finance & Administration and CFO
(408) 943-2925

Joseph L. McCarthy
Director, Corporate Communications
(408) 943-2902
For Immediate Release

Cypress Reports Second-Quarter 2014 Results

SAN JOSE, Calif., July 17, 2014-Cypress Semiconductor Corp. (NASDAQ: CY) today announced its second-quarter 2014 results, which included the remarks below from its president and CEO, T.J. Rodgers. Highlights for the quarter included:

•	Revenue met guidance

•	Net income beat guidance and more than doubled sequentially

•	Consumer electronics revenue slowed, but the industrial and automotive sector remained strong at 43% of revenue

•	Gross margin was 54%, up 3.7 percentage points sequentially

•	Free cash flow was $39.5 million (21.5% of revenue)

Fellow shareholders:

Our revenue and earnings for the quarter are given below, compared with those of the prior quarter and prior year:

(In thousands, except per-share data)

	NON-GAAP			GAAP
	Q2 2014	Q1 2014	Q2 2013	Q2 2014	Q1 2014	Q2 2013
Revenue	$183,601	$170,283	$193,466	$183,601	$170,283	$193,466
Gross margin	54.0%	50.3%	53.1%	51.9%	45.6%	47.3%
Pretax margin	14.9%	7.3%	11.5%	5.2%	-7.5%	-3.1%
Net income (loss)	$26,723	$11,974	$21,635	$9,527	$(7,934)	$3,766
Diluted EPS (loss per share)	$0.16	$0.07	$0.14	$0.06	$(0.05)	$0.02

Second-quarter revenue increased 8% sequentially, and gross margin increased to 54%, due to a favorable product and end-customer mix. Higher revenue and gross margin produced $0.16 earnings per share in the quarter, up significantly from the $0.07 in the prior quarter.

Our book-to-bill ratio was 0.99, due to a mild, but broad, softening in the consumer electronics sector. However, based on the strength of the automotive and industrial sectors, we remain on track to attain our 2014 revenue forecast, which I communicated to shareholders in our 2013 Annual Report. Those two sectors account for 43% of revenue, more than double our TrueTouch® touchscreen revenue.

Our pretax profit of $27.4 million and our free cash flow of $39.5 million were up quarter-on-quarter by 120% and 102%, respectively, reflecting the fall-through leverage in our current model.

BUSINESS REVIEW

+ Our non-GAAP consolidated gross margin for the second quarter was 54.0%, up 3.7 percentage points from the previous quarter, primarily due to product and end-customer mix. Excluding our Emerging Technologies Division (ETD), our core semiconductor gross margin was 55.8%, the highest level since 2012. ETD revenue nearly doubled year-on-year (see Net Revenue Summary table) and will continue to grow rapidly throughout 2014.

+ Net inventory at the end of the second quarter was flat at $89.0 million.

NET SALES SUMMARY
(In thousands, except percentages)
(Unaudited)

	THREE MONTHS ENDED
	Jun. 29,	Mar. 30,	Jun. 30,	Sequential	Year-over-
Business Unit	2014	2014	2013	Change	Year Change
PSD[1]	$74,676	$69,347	$81,320	8%	-8%
MPD[1]	$85,582	$81,323	$88,127	5%	-3%
DCD[1]	$17,989	$15,590	$21,296	15%	-16%
ETD[1,2]	$5,354	$4,023	$2,723	33%	97%
Total	$183,601	$170,283	$193,466	8%	-5%
Geographic
China and ROW	62%	62%	69%	0%	-10%
Americas	17%	15%	13%	13%	31%
Europe	13%	14%	10%	-7%	30%
Japan	8%	9%	8%	-11%	0%
Total	100%	100%	100%	0%	0%
Channel
Distribution	68%	68%	75%	0%	-9%
Direct	32%	32%	25%	0%	28%
Total	100%	100%	100%	0%	0%

1.	PSD, Programmable Systems Division; DCD, Data Communications Division; MPD, Memory Products Division: ETD, Emerging Technologies Division.

2.
“Emerging Technologies” includes businesses outside our core semiconductor businesses outlined in Footnote 1. Includes subsidiaries AgigA Tech Inc., Deca Technologies Inc., and our foundry business unit.

SECOND-QUARTER 2014 HIGHLIGHTS

+ Cypress announced a strategic partnership with Norway-based IDEX ASA to develop fingerprint-recognition solutions. Under terms of the agreement, Cypress will offer fingerprint solutions based on IDEX technology alongside its TrueTouch touchscreen solutions, CapSense® touch-sensing controllers and trackpad solutions. The combination will enable the design of sleek user interfaces with integrated personal security for smartphones, tablets, wearables and identity cards.

+ United Microelectronics Corporation (UMC) licensed Cypress’s SONOS (Silicon Oxide Nitride Oxide Silicon) embedded flash memory intellectual property (IP) for its 55-nanometer process technology. This license means that much of our industry will adopt Cypress’s SONOS as their next-generation embedded-flash foundry technology.

+ Cypress introduced the PSoC® 4000 family, which offers low-cost 32-bit ARM®-based system-on-chip solutions for quick upgrades of embedded systems using legacy 8-bit and 16-bit microcontrollers. It also delivers Cypress’s industry-leading CapSense technology to cost-sensitive, high-volume applications. The PSoC 4000 family comes with a revolutionary CY8CKIT-049 Prototyping Kit, which sells for only $4, introducing designers of products for the Internet of Things to our low-cost PSoC 4 product family.

+ A teardown by analytics firm TechInsights found that the Cypress TrueTouch Gen5 TMA545 controller drives the touchscreen of the new Samsung Gear Live smartwatch. The smartwatch features the Gen5 controller's best-in-class water-rejection capability and a wake-on-touch mode that helps prolong battery life.

+ Huawei designed Cypress’s TrueTouch Gen4 capacitive touchscreen controllers into five smartphone models, including the Honor 3X and 3C and the Ascend G716, G730 and G740.

+ ZTE selected Cypress’s TrueTouch Gen5 TMA568 touchscreen controller to drive the 6.44-inch display in its nubia X6 superphone, whose new feature is to switch automatically between glove- and finger-tracking modes.

+ Cypress introduced its fourth-generation, 2.4-GHz WirelessUSB™ radio-on-a-chip transceiver, WirelessUSB NX. The transceiver features ultra-low power consumption with a fast, 2-Mbps data rate, which limits the time and power spent transmitting and receiving, enabling three years of battery life for wireless mice, keyboards, trackpads and remote controls.

+ intelliPaper designed Cypress’s enCoRe™ V USB microcontroller into its line of intelligent paper products. The products can be folded to provide a standard USB thumb drive with data stored on a chip embedded in the paper. Intelligent paper products include smart business cards with digital contact info and smart product brochures with additional information.

+ Oneking Technologies of Shenzhen, China selected Cypress’s EZ-USB® FX3™ controller for its new high-definition (HD) color video conference camera. The HD820-SN6300 camera uses the USB 3.0 controller’s 5-Gbps bandwidth to stream HD video without compression, which degrades image quality.

+ EverPro Technologies and Cypress successfully completed testing of EverPro’s USB 3.0 active optical cable. The cable uses Cypress FX3 and CX3™ controllers to transfer data at 5 Gbps over a distance of up to 100 meters-a requirement for many machine vision and industrial camera applications.

+ Cypress introduced the world’s first 16Mb fast asynchronous SRAM with on-chip Error-Correcting Code (ECC). On-chip ECC makes this new SRAM 1,000 times more reliable than standard SRAMs, enabling designers to eliminate additional error correction chips. The SRAM is the first in a new family of ECC-enabled asynchronous SRAMs.

+ Cypress expanded its portfolio of nonvolatile Static Random Access Memories (nvSRAMs) with a new 16Mb family, which is the industry’s fastest.

+ Cypress signed agreements with five new distribution partners in Asia: Dadoutek, Sekorm and Lierda in China, and HB Corporation and STC Corporation in Korea. These distributors will sell Cypress’s entire product line and expand the reach of its sales organization with 65 new distributor branches in the region.

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ABOUT CYPRESS

Cypress delivers high-performance, mixed-signal, programmable solutions that provide customers with rapid time-to-market and exceptional system value. Cypress offerings include the flagship PSoC 1, PSoC 3, PSoC 4 and PSoC 5LP programmable system-on-chip families. Cypress is the world leader in capacitive user interface solutions including CapSense touch sensing, TrueTouch touchscreens, and trackpad solutions for notebook PCs and peripherals. Cypress is a world leader in USB controllers, which enhance connectivity and performance in a wide range of consumer and industrial products. Cypress is also the world leader in SRAM and nonvolatile RAM memories. Cypress serves numerous major markets, including consumer, mobile handsets, computation, data communications, automotive, industrial and military. Cypress trades on the NASDAQ Global Select Market under the ticker symbol CY. Visit Cypress online at www.cypress.com.

FORWARD-LOOKING STATEMENTS

Statements herein that are not historical facts and that refer to Cypress or its subsidiaries’ plans and expectations for Q3 2014 and the remainder of fiscal year 2014 and beyond are forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. We may use words such as “believe,” “expect,” “future,” “plan,” “intend” and similar expressions to identify such forward-looking statements that include, but are not limited to, statements related to the semiconductor market; the strength and growth of our proprietary and programmable products; our expectations regarding revenue for the third quarter and fiscal 2014 overall as well as our earnings leverage; our expectations regarding gross margin growth; our expectation that our ETD division will significantly contribute to our 2014 financial performance; our expectations regarding the demand for our products and how our products are expected to perform, our expectations for our new Asian distributors, as well as, our belief that much of the industry will adopt our SONOS foundry technology. Such statements reflect our current expectations, which are based on information and data available to our management as of the date of this release. Our actual results may differ materially due to a variety of uncertainties and risk factors, including, but not limited to, the state of and future of the global economy, business conditions and growth trends in the semiconductor market, whether our products and Emerging Technologies Division perform as expected, whether the demand for our proprietary and programmable products is fully realized, our ability to manage our business to have strong earnings and revenue growth, our ability to effectively implement our foundry processes at third party facilities, the strength or softness of the markets we serve, our ability to maintain and improve our gross margins and realize our bookings, the seasonality of the markets we serve, the financial performance of our Emerging Technology Division, the performance of our new distributors in Asia, and other risks described in our filings with the Securities and Exchange Commission. We assume no responsibility to update any such forward-looking statements.

Cypress, the Cypress logo, TrueTouch, CapSense, PSoC and EZ-USB are registered trademarks and WirelessUSB, enCoRe, FX3 and CX3 are trademarks of Cypress Semiconductor Corp. All other trademarks or registered trademarks are the property of their respective owners.

CYPRESS SEMICONDUCTOR CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 29,	December 29,
	2014	2013
ASSETS
Cash, cash equivalents and short-term investments	$113,768	$104,462
Accounts receivable, net	115,805	81,084
Inventories, net (a)	88,955	100,612
Property, plant and equipment, net	248,878	258,585
Goodwill and other intangible assets, net	102,765	106,524
Other assets	116,095	111,617
Total assets	$786,266	$762,884
LIABILITIES AND EQUITY
Accounts payable	$48,251	$47,893
Deferred margin on sales to distributors	138,755	122,578
Income tax liabilities	23,031	29,865
Other liabilities	176,220	159,865
Long-term revolving credit facility	227,000	227,000
Total liabilities	613,257	587,201
Total Cypress stockholders' equity	178,751	180,157
Noncontrolling interest	(5,742)	(4,474)
Total equity	173,009	175,683
Total liabilities and equity	$786,266	$762,884
(a) Inventories include $4.5 million and $5.3 million of capitalized inventories related to stock-based compensation expense, as of March 30, 2014 and December 29, 2013, respectively.

CYPRESS SEMICONDUCTOR CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
ON A GAAP BASIS
(In thousands, except per-share data)
(Unaudited)

	Three Months Ended
	June 29,	March 30,	June 30,
	2014	2014	2013
Revenues	$183,601	$170,283	$193,466
Cost of revenues	88,231	92,561	102,041
Gross margin	95,370	77,722	91,425
Operating expenses:
Research and development	40,927	45,330	48,804
Selling, general and administrative	42,059	42,609	48,073
Amortization of acquisition-related intangibles	1,800	1,833	1,987
Restructuring charges	—	(1,014)	693
Total operating expenses, net	84,786	88,758	99,557
Operating loss	10,584	(11,036)	(8,132)
Interest and other income (loss), net	(1,128)	(1,750)	2,119
Loss before income taxes	9,456	(12,786)	(6,013)
Income tax benefit (provision)	(299)	4,517	9,343
Loss, net of taxes	9,157	(8,269)	3,330
Adjust for net loss attributable to noncontrolling interest	370	335	436
Net loss attributable to Cypress	$9,527	$(7,934)	$3,766
Net loss per share attributable to Cypress:
Basic	$0.06	$(0.05)	$0.03
Diluted	$0.06	$(0.05)	$0.02
Cash dividend per share	$0.11	$0.11	0.11
Shares used in net loss per share calculation:
Basic	157,936	154,572	147,287
Diluted	164,460	154,572	156,262

CYPRESS SEMICONDUCTOR CORPORATION
RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES(a)
(In thousands, except per-share data)
(Unaudited

	Three Months Ended
	June 29,	March 30,	June 30,
	2014	2014	2013
GAAP gross margin	$95,370	$77,722	$91,425
Stock-based compensation expense	4,433	2,251	3,279
Acquisition-related expense	(109)	2,967	1,321
Changes in value of deferred compensation plan	248	218	31
Impairment of assets and other	187	2,564	6,681
Tax and tax-related items	(925)	—	—
Non-GAAP gross margin	$99,204	$85,722	$102,737

GAAP research and development expenses	$40,927	$45,330	$48,804
Stock-based compensation expense	(4,362)	(7,183)	(6,913)
Acquisition-related expense	—	—	(26)
Changes in value of deferred compensation plan	(483)	(424)	(99)
Impairment of assets and other	—	—	—
Non-GAAP research and development expenses	$36,082	$37,723	$41,766

GAAP selling, general and administrative expenses	$42,059	$42,609	$48,073
Stock-based compensation expense	(5,523)	(7,388)	(10,203)
Acquisition-related expense	(385)	(473)	(98)
Changes in value of deferred compensation plan	(1,097)	(964)	(145)
Impairment of assets and other	(877)	—	(160)
Non-GAAP selling, general and administrative expenses	$34,177	$33,784	$37,467

GAAP operating income (loss)	$10,584	($11,036)	($8,132)
Stock-based compensation expense	14,318	16,822	20,395
Acquisition-related expense	2,077	5,274	3,432
Changes in value of deferred compensation plan	1,828	1,606	275
Impairment of assets and other	1,063	2,564	6,841
Restructuring charges	—	(1,014)	693
Impairment of assets and other	(925)	—	—
Non-GAAP operating income	$28,945	$14,216	$23,504

GAAP net income (loss) attributable to Cypress	$9,527	($7,934)	$3,766
Stock-based compensation expense	14,318	16,822	20,395
Acquisition-related expense	2,075	747	3,432
Changes in value of deferred compensation plan	75	5,274	(21)
Impairment of assets and other	1,080	2,564	5,763
Restructuring charges	—	(1,014)	693
Tax and tax-related items	(1,719)	(5,367)	(12,393)

Investment-related gains/losses	1,367	883	—
Non-GAAP net income attributable to Cypress	$26,723	$11,975	$21,635

GAAP net income (loss) per share attributable to Cypress - diluted	$0.06	($0.10)	$0.02
Stock-based compensation expense	0.09	0.10	0.13
Acquisition-related expense	0.01	0.03	0.02
Changes in value of deferred compensation plan	—	—	—
Impairment of assets and other	0.01	0.02	0.04
Restructuring charges	—	(0.01)	0.01
Tax and tax-related items	(0.01)	(0.03)	(0.08)
Investment-related gains/losses	0.01	0.01	—
Non-GAAP share count adjustment	(0.01)	—	—
Non-GAAP net income per share attributable to Cypress - diluted	$0.16	$0.02	$0.14
(a) Refer to the accompanying "Notes to Non-GAAP Financial Measures" for a detailed discussion of management's use of non-GAAP financial measures.

CYPRESS SEMICONDUCTOR CORPORATION
SUPPLEMENTAL FINANCIAL DATA
(In thousands)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 29,	March 30,	June 30,	June 29,	June 30,
	2014	2014	2013	2014	2013
Selected Cash Flow Data (Preliminary):
Net cash provided by operating activities	$45,307	$25,191	$30,355	$70,498	$38,620
Net cash provided by (used in) investing activities	($20,148)	$2,063	$3,545	($18,085)	$2,650
Net cash provided used in financing activities	($27,372)	($9,619)	($20,502)	($36,991)	($33,856)
Other Supplemental Data (Preliminary):
Capital expenditures	$5,767	$5,559	$7,771	$11,326	$17,069
Depreciation	$10,133	$9,485	$10,036	$19,618	$20,391
Payment of dividend	$17,412	$16,850	$16,138	$34,262	$31,983
Dividend paid per share	$0.11	$0.11	$0.11	$0.22	$0.22
Dividend yield per share (a)	4.1%	4.4%	4.1%	4.1%	4.1%
(a) Dividend yield per share is calculated based on annualized dividend paid per share divided by the common stock share price at the end of the period.

CYPRESS SEMICONDUCTOR CORPORATION
CONSOLIDATED DILUTED EPS CALCULATION
(In thousands, except per-share data)
(Unaudited)

	Three Months Ended
	June 29,		March 30,		June 30,
	2014		2014		2013
	GAAP	Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP
Net income (loss) attributable to Cypress	$9,527	$26,723	($7,934)	$11,974	$3,766	$21,635
Weighted-average common shares outstanding (basic)	157,936	157,936	154,572	154,572	147,287	147,287
Effect of dilutive securities:
Stock options, unvested restricted stock and other	6,524	8,761	—	11,366	8,975	12,500
Weighted-average common shares outstanding for diluted computation	164,460	166,697	154,572	165,938	156,262	159,787
Net income (loss) per share attributable to Cypress - basic	$0.06	$0.17	($0.05)	$0.08	$0.03	$0.15
Net income (loss) per share attributable to Cypress - diluted	$0.06	$0.16	($0.05)	$0.07	$0.02	$0.14
	June 29,		March 30,		June 30,
	2014		2014		2013
Average stock price for the period ended	$10.13		$10.13		$10.72
Common stock outstanding at period end (in thousands)	158,299		156,971		147,972

Notes to Non-GAAP Financial Measures

To supplement its consolidated financial results presented in accordance with GAAP, Cypress uses the following non-GAAP financial measures which are adjusted from the most directly comparable GAAP financial measures:

•	Gross margin

•	Research and development expenses

•	Selling, general and administrative expenses

•	Operating income (loss)

•	Net income (loss)

•	Diluted net income (loss) per share

The non-GAAP measures set forth above exclude charges primarily related to stock-based compensation, which represent approximately 60% to 85% of total adjustments for the four most recent quarters, as well as restructuring charges, acquisition-related expenses and other adjustments. Management believes that these non-GAAP financial measures reflect an additional and useful way of viewing aspects of Cypress’s operations that, when viewed in conjunction with Cypress’s GAAP results, provide a more comprehensive understanding of the various factors and trends affecting Cypress’s business and operations. Management uses these non-GAAP measures for strategic and business decision-making, internal budgeting, forecasting and resource allocation processes. In addition, these non-GAAP financial measures facilitate management’s internal comparisons to Cypress’s historical operating results and comparisons to competitors’ operating results. Pursuant to the requirements of Regulation G and to make clear to our investors the adjustments we make to GAAP measures, we have provided a reconciliation of the non-GAAP measures to the most directly comparable GAAP financial measures.